Exhibit 99.2

Rexford Industrial

Supplemental Financial Reporting Package

2205-A

Third Quarter | 2020

2205 W. 126th Street

Rexford Industrial Realty, Inc. NYSE: REXR
11620 Wilshire Blvd, Suite 1000
Los Angeles, CA 90025
310-966-1680

www.RexfordIndustrial.com

Table of Contents.

Section	Page

Corporate Data:
Investor Company Summary	3
Financial and Portfolio Highlights and Common Stock Data	4
Consolidated Financial Results:
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6-7
Non-GAAP FFO, Core FFO and AFFO Reconciliations	8-9
Statement of Operations Reconciliations	10
Stabilized Same Property Portfolio Performance	11
Capitalization Summary	12
Debt Summary	13-14
Portfolio Data:
Portfolio Overview	15
Occupancy and Leasing Trends	16
Leasing Statistics	17-18
Top Tenants and Lease Segmentation	19
Capital Expenditure Summary	20
Properties and Space Under Repositioning/Development	21-22
Current Year Acquisitions and Dispositions Summary	23-24
Guidance	25
Net Asset Value Components	26
Notes and Definitions	27-30
Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2019 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 19, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, which was filed with the SEC on July 27, 2020. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Financial Officer
David Lanzer	General Counsel and Corporate Secretary

Board of Directors
Richard Ziman	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Robert L. Antin	Director
Steven C. Good	Director
Diana J. Ingram	Director
Tyler H. Rose	Director
Peter Schwab	Director

Investor Relations Information
ICR
Stephen Swett
www.icrinc.com
212-849-3882

Equity Research Coverage
Bank of America Merrill Lynch	James Feldman	(646) 855-5808
Baird	David Rodgers	(216) 737-7341
Capital One	Chris Lucas	(571) 633-8151
Citigroup Investment Research	Emmanuel Korchman	(212) 816-1382
Green Street Advisors	Eric Frankel	(949) 640-8780
J.P. Morgan	Michael W. Mueller, CFA	(212) 622-6689
Jefferies LLC	Jonathan Petersen	(212) 284-1705
Wells Fargo Securities	Blaine Heck	(443) 263-6529
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 3

Financial and Portfolio Highlights and Common Stock Data. (1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Financial Results:
Total rental income	$83,622	$79,770	$77,490	$74,015	$67,020
Net income	$31,197	$16,271	$15,272	$24,382	$12,948
Net Operating Income (NOI)	$62,938	$60,886	$59,376	$55,859	$50,855
Company share of Core FFO	$40,557	$38,832	$37,519	$35,754	$33,853
Company share of Core FFO per common share - diluted	$0.33	$0.32	$0.33	$0.32	$0.31
Adjusted EBITDA	$56,384	$55,982	$55,566	$52,232	$49,271
Dividend declared per common share	$0.215	$0.215	$0.215	$0.185	$0.185
Portfolio Statistics:
Portfolio rentable square feet (“RSF”) - consolidated	27,711,078	27,633,778	27,303,260	26,425,208	24,752,305
Ending occupancy - consolidated portfolio	97.2%	95.4%	95.6%	96.5%	95.1%
Ending percentage leased - consolidated portfolio	97.3%	96.0%	95.7%	96.8%	95.3%
Stabilized occupancy - consolidated portfolio	97.9%	97.0%	97.4%	97.9%	97.5%
Leasing spreads - GAAP	26.8%	32.3%	36.6%	42.0%	31.2%
Leasing spreads - cash	17.4%	18.2%	24.4%	27.1%	19.4%
Stabilized Same Property Performance:
Stabilized Same Property Portfolio RSF(2)	19,690,990	19,690,990	19,690,990	19,690,990	19,690,990
Stabilized Same Property Portfolio ending occupancy(2)	98.4%	97.8%	98.4%	98.3%	98.0%
Stabilized Same Property Portfolio NOI growth(2)(3)	4.4%	3.5%	4.0%	n/a	n/a
Stabilized Same Property Portfolio Cash NOI growth(2)(3)	5.0%	(1.8)%	7.9%	n/a	n/a
Capitalization:
Common stock price at quarter end	$45.76	$41.43	$41.01	$45.67	$44.02
Common shares issued and outstanding	123,551,852	123,546,160	116,087,092	113,580,755	110,669,277
Total shares and units issued and outstanding at period end(4)	127,455,361	127,454,636	120,004,376	116,304,528	113,091,134
Weighted average shares outstanding - diluted	123,843,977	120,068,176	114,314,331	112,096,619	110,074,074
Series A, B and C Preferred Stock and Series 1 and 2 CPOP Units	$319,068	$319,068	$319,068	$278,281	$278,281
Total equity market capitalization	$6,151,425	$5,599,514	$5,240,447	$5,589,909	$5,256,553
Total consolidated debt	$908,046	$908,250	$905,645	$860,958	$860,999
Total combined market capitalization (net debt plus equity)	$6,815,852	$6,253,391	$6,033,660	$6,372,010	$5,920,044
Ratios:
Net debt to total combined market capitalization	9.7%	10.5%	13.1%	12.3%	11.2%
Net debt to Adjusted EBITDA (quarterly results annualized)	2.9x	2.9x	3.6x	3.7x	3.4x
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 27 and page 8 of this report, respectively.
(2)For comparability, Stabilized Same Property Portfolio RSF, ending occupancy, NOI growth and Cash NOI growth for all comparable periods has been restated to remove the results of 3927 Oceanic Drive and 121 West 33rd Street, which were sold during Q3’20. See page 24 for details related to dispositions.
(3)Represents the year over year percentage change in NOI, Cash NOI and Cash NOI, excluding the impact of COVID-19 rent relief agreements, for the Stabilized Same Property Portfolio.
(4)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 3,903,509 (Sep 30, 2020), 3,908,476 (Jun 30, 2020), 3,917,284 (Mar 31, 2020), 2,723,773 (Dec 31, 2019) and 2,421,857 (Sep 30, 2019). Excludes the following # of shares of unvested restricted stock: 236,739 (Sep 30, 2020), 243,039 (Jun 30, 2020), 244,255 (Mar 31, 2020), 212,545 (Dec 31, 2019) and 214,995 (Sep 30, 2019). Excludes unvested LTIP units and unvested performance units.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 4

Consolidated Balance Sheets.
(unaudited and in thousands)

	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
ASSETS
Land	$2,163,518	$2,128,243	$2,068,460	$1,927,098	$1,728,490
Buildings and improvements	1,791,668	1,770,930	1,748,675	1,680,178	1,611,060
Tenant improvements	80,541	77,211	75,341	72,179	68,124
Furniture, fixtures, and equipment	132	141	141	141	141
Construction in progress	41,941	39,860	26,791	18,794	29,094
Total real estate held for investment	4,077,800	4,016,385	3,919,408	3,698,390	3,436,909
Accumulated depreciation	(354,203)	(337,938)	(316,812)	(296,777)	(278,726)
Investments in real estate, net	3,723,597	3,678,447	3,602,596	3,401,613	3,158,183
Cash and cash equivalents	243,619	254,373	112,432	78,857	197,508
Restricted cash	42,387	67	46	—	—
Rents and other receivables, net	5,838	4,790	5,859	5,889	4,376
Deferred rent receivable, net	40,473	37,552	31,339	29,671	27,502
Deferred leasing costs, net	21,842	20,269	19,482	18,688	17,561
Deferred loan costs, net	2,419	2,599	2,770	695	849
Acquired lease intangible assets, net(1)	67,304	71,513	76,138	73,090	67,110
Acquired indefinite-lived intangible	5,156	5,156	5,156	5,156	5,156
Interest rate swap asset	—	—	—	766	374
Other assets	13,982	16,656	10,717	9,671	10,778
Acquisition related deposits	3,625	63,612	5,896	14,526	8,415
Assets associated with real estate held for sale, net(2)	—	—	—	—	4,582
Total Assets	$4,170,242	$4,155,034	$3,872,431	$3,638,622	$3,502,394
LIABILITIES & EQUITY
Liabilities
Notes payable	$906,608	$906,687	$903,802	$857,842	$857,688
Interest rate swap liability	20,869	22,916	22,690	8,488	10,727
Accounts payable, accrued expenses and other liabilities	45,212	33,731	39,000	31,112	34,669
Dividends payable	27,532	27,532	25,931	21,624	21,034
Acquired lease intangible liabilities, net(3)	61,148	61,108	63,914	59,340	56,151
Tenant security deposits	27,683	26,158	30,342	28,779	27,688
Prepaid rents	10,970	11,163	8,074	8,988	7,759
Liabilities associated with real estate held for sale(2)	—	—	—	—	135
Total Liabilities	1,100,022	1,089,295	1,093,753	1,016,173	1,015,851
Equity
Preferred stock	242,327	242,327	242,327	242,327	242,529
Common stock	1,236	1,236	1,162	1,136	1,106
Additional paid in capital	2,821,127	2,820,216	2,524,274	2,439,007	2,306,282
Cumulative distributions in excess of earnings	(148,492)	(147,907)	(132,843)	(118,751)	(117,711)
Accumulated other comprehensive income	(20,231)	(22,214)	(21,950)	(7,542)	(10,132)
Total stockholders’ equity	2,895,967	2,893,658	2,612,970	2,556,177	2,422,074
Noncontrolling interests	174,253	172,081	165,708	66,272	64,469
Total Equity	3,070,220	3,065,739	2,778,678	2,622,449	2,486,543
Total Liabilities and Equity	$4,170,242	$4,155,034	$3,872,431	$3,638,622	$3,502,394
(1)Includes net above-market tenant lease intangibles of $5,900 (September 30, 2020), $6,230 (June 30, 2020), $6,410 (March 31, 2020), $6,675 (December 31, 2019) and $5,517 (September 30, 2019).
(2)At September 30, 2019, our property located at 13914-13932 East Valley Boulevard was classified as held for sale.
(3)Represents net below-market tenant lease intangibles as of the balance sheet date.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 5

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Revenues
Rental income(1)	$83,622	$79,770	$77,490	$74,015	$67,020
Management, leasing, and development services	118	114	93	105	90
Interest income	116	66	97	279	951
Total Revenues	83,856	79,950	77,680	74,399	68,061
Operating Expenses
Property expenses	20,684	18,884	18,114	18,156	16,165
General and administrative	9,464	8,972	9,317	8,215	7,440
Depreciation and amortization	28,811	28,381	27,523	26,877	25,496
Total Operating Expenses	58,959	56,237	54,954	53,248	49,101
Other Expenses
Acquisition expenses	70	14	5	(3)	122
Interest expense	7,299	7,428	7,449	7,364	6,785
Total Expenses	66,328	63,679	62,408	60,609	56,008
Gains on sale of real estate	13,669	—	—	10,592	895
Net Income	31,197	16,271	15,272	24,382	12,948
Less: net income attributable to noncontrolling interests	(1,531)	(1,084)	(717)	(734)	(518)
Net income attributable to Rexford Industrial Realty, Inc.	29,666	15,187	14,555	23,648	12,430
Less: preferred stock dividends	(3,636)	(3,637)	(3,636)	(3,636)	(2,572)
Less: earnings allocated to participating securities	(129)	(129)	(131)	(108)	(112)
Net income attributable to common stockholders	$25,901	$11,421	$10,788	$19,904	$9,746

Earnings per Common Share
Net income attributable to common stockholders per share - basic	$0.21	$0.09	$0.09	$0.18	$0.09
Net income attributable to common stockholders per share - diluted	$0.21	$0.09	$0.09	$0.18	$0.09

Weighted average shares outstanding - basic	123,548,978	119,810,283	114,054,434	111,612,279	109,645,216
Weighted average shares outstanding - diluted	123,843,977	120,068,176	114,314,331	112,096,619	110,074,074
(1)See footnote (1) on page 7 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 6

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues
Rental income(1)	$83,622	$67,020	$240,882	$190,237
Management, leasing, and development services	118	90	325	301
Interest income	116	951	279	2,276
Total Revenues	83,856	68,061	241,486	192,814
Operating Expenses
Property expenses	20,684	16,165	57,682	45,116
General and administrative	9,464	7,440	27,753	22,085
Depreciation and amortization	28,811	25,496	84,715	72,014
Total Operating Expenses	58,959	49,101	170,150	139,215
Other Expenses
Acquisition expenses	70	122	89	174
Interest expense	7,299	6,785	22,176	19,511
Total Expenses	66,328	56,008	192,415	158,900
Gains on sale of real estate	13,669	895	13,669	5,705
Net Income	31,197	12,948	62,740	39,619
Less: net income attributable to noncontrolling interests	(1,531)	(518)	(3,332)	(1,288)
Net income attributable to Rexford Industrial Realty, Inc.	29,666	12,430	59,408	38,331
Less: preferred stock dividends	(3,636)	(2,572)	(10,909)	(7,419)
Less: earnings allocated to participating securities	(129)	(112)	(389)	(339)
Net income attributable to common stockholders	$25,901	$9,746	$48,110	$30,573
(1)On January 1, 2019, we adopted ASC 842 and, among other practical expedients, elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Prior to the adoption of ASC 842, we presented rental revenues, tenant reimbursements and other income related to leases separately in our consolidated statements of operations. Under the section “Rental Income” on page 29 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 7

Non-GAAP FFO and Core FFO Reconciliations. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Net Income	$31,197	$16,271	$15,272	$24,382	$12,948
Add:
Depreciation and amortization	28,811	28,381	27,523	26,877	25,496
Deduct:
Gains on sale of real estate	13,669	—	—	10,592	895
Funds From Operations (FFO)	46,339	44,652	42,795	40,667	37,549
Less: preferred stock dividends	(3,636)	(3,637)	(3,636)	(3,636)	(2,572)
Less: FFO attributable to noncontrolling interests(2)	(2,017)	(2,005)	(1,450)	(1,087)	(1,056)
Less: FFO attributable to participating securities(3)	(197)	(192)	(195)	(188)	(187)
Company share of FFO	$40,489	$38,818	$37,514	$35,756	$33,734

Company share of FFO per common share‐basic	$0.33	$0.32	$0.33	$0.32	$0.31
Company share of FFO per common share‐diluted	$0.33	$0.32	$0.33	$0.32	$0.31

FFO	$46,339	$44,652	$42,795	$40,667	$37,549
Add:
Acquisition expenses	70	14	5	(3)	122
Core FFO	46,409	44,666	42,800	40,664	37,671
Less: preferred stock dividends	(3,636)	(3,637)	(3,636)	(3,636)	(2,572)
Less: Core FFO attributable to noncontrolling interests(2)	(2,019)	(2,005)	(1,450)	(1,086)	(1,059)
Less: Core FFO attributable to participating securities(3)	(197)	(192)	(195)	(188)	(187)
Company share of Core FFO	$40,557	$38,832	$37,519	$35,754	$33,853

Company share of Core FFO per common share‐basic	$0.33	$0.32	$0.33	$0.32	$0.31
Company share of Core FFO per common share‐diluted	$0.33	$0.32	$0.33	$0.32	$0.31

Weighted-average shares outstanding-basic	123,548,978	119,810,283	114,054,434	111,612,279	109,645,216
Weighted-average shares outstanding-diluted(4)	123,843,977	120,068,176	114,314,331	112,096,619	110,074,074
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 27 of this report.
(2)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 1 & Series 2 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company.
(3)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(4)Weighted-average shares outstanding-diluted includes adjustments for unvested performance units if the effect is dilutive for the reported period.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 8

Non-GAAP AFFO Reconciliation. (1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Funds From Operations(2)	$46,339	$44,652	$42,795	$40,667	$37,549
Add:
Amortization of deferred financing costs	373	381	343	347	347
Non-cash stock compensation	3,101	3,709	3,570	2,800	2,668
Deduct:
Preferred stock dividends	3,636	3,637	3,636	3,636	2,572
Straight line rental revenue adjustment(3)	3,088	6,212	1,672	2,200	2,080
Amortization of net below-market lease intangibles	2,751	2,669	2,402	2,191	2,065
Capitalized payments(4)	2,442	2,355	2,067	1,851	2,375
Note payable premium amortization	66	59	16	(2)	(1)
Recurring capital expenditures(5)	1,380	1,323	1,575	1,383	1,851
2nd generation tenant improvements and leasing commissions(6)	2,243	2,000	1,727	1,754	1,211
Adjusted Funds From Operations (AFFO)	$34,207	$30,487	$33,613	$30,801	$28,411

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 27 of this report.
(2)A reconciliation of net income to Funds From Operations is set forth on page 8 of this report.
(3)The straight line rental revenue adjustment includes concessions of $2,273 (including deferral of $686 of base rent provided by COVID-19 rent relief agreements), $5,775 (including impact of acceleration of $825 of future concessions and deferral of $3,635 of base rent provided by COVID-19 rent relief agreements), $1,329, $1,285 and $1,057 for the three months ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively.
(4)Includes capitalized interest, taxes, insurance and construction related compensation costs.
(5)Excludes nonrecurring capital expenditures of $18,835, $14,773, $12,411, $10,857 and $8,816 for the three months ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively.
(6)Excludes 1st generation tenant improvements/space preparation and leasing commissions of $1,744, $549, $831, $1,497 and $1,164 for the three months ended September 30, 2020, June 30, 2020, March 31, 2020, December 31, 2019, and September 30, 2019, respectively.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 9

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDA. (1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Rental income(2)	$83,622	$79,770	$77,490	$74,015	$67,020
Property expenses	20,684	18,884	18,114	18,156	16,165
Net Operating Income (NOI)	$62,938	$60,886	$59,376	$55,859	$50,855
Amortization of above/below market lease intangibles	(2,751)	(2,669)	(2,402)	(2,191)	(2,065)
Straight line rental revenue adjustment	(3,088)	(6,212)	(1,672)	(2,200)	(2,080)
Cash NOI	$57,099	$52,005	$55,302	$51,468	$46,710

EBITDAre and Adjusted EBITDA

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Net income	$31,197	$16,271	$15,272	$24,382	$12,948
Interest expense	7,299	7,428	7,449	7,364	6,785
Depreciation and amortization	28,811	28,381	27,523	26,877	25,496
Gains on sale of real estate	(13,669)	—	—	(10,592)	(895)
EBITDAre	$53,638	$52,080	$50,244	$48,031	$44,334
Stock-based compensation amortization	3,101	3,709	3,570	2,800	2,668
Acquisition expenses	70	14	5	(3)	122
Pro forma effect of acquisitions(3)	5	179	1,747	1,500	2,142
Pro forma effect of dispositions(4)	(430)	—	—	(96)	5
Adjusted EBITDA	$56,384	$55,982	$55,566	$52,232	$49,271
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 27 of this report.
(2)See footnote (1) on page 7 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Represents the estimated impact on Q3'20 EBITDAre of Q3'20 acquisitions as if they had been acquired on July 1, 2020, the impact on Q2'20 EBITDAre of Q2'20 acquisitions as if they had been acquired on April 1, 2020, the impact on Q1'20 EBITDAre of Q1'20 acquisitions as if they had been acquired on January 1, 2020, the impact on Q4'19 EBITDAre of Q4'19 acquisitions as if they had been acquired on October 1, 2019, and the impact on Q3'19 EBITDAre of Q3'19 acquisitions as if they had been acquired on July 1, 2019. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we owned the acquired entities as of the beginning of each period.
(4)Represents the impact on Q3'20 EBITDAre of Q3'20 dispositions as if they had been sold as of July 1, 2020, Q4'19 EBITDAre of Q4'19 dispositions as if they had been sold as of October 1, 2019, and the impact on Q3'19 EBITDAre of Q3'19 dispositions as if they had been sold as of July 1, 2019. We did not sell any properties during Q2'20 or Q1'20.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 10

Stabilized Same Property Portfolio Performance. (1)
(unaudited and dollars in thousands)

Stabilized Same Property Portfolio:
Number of properties	159
Square Feet	19,690,990

Stabilized Same Property Portfolio NOI and Cash NOI:

	Three Months Ended September 30,					Nine Months Ended September 30,
	2020	2019	$ Change	% Change		2020	2019	$ Change	% Change
Rental income(2)(3)	$58,884	$56,064	$2,820	5.0%		$173,728	$166,855	$6,873	4.1%
Property expenses	14,119	13,204	915	6.9%		40,225	38,497	1,728	4.5%
Stabilized same property portfolio NOI	$44,765	$42,860	$1,905	4.4%	(3)	$133,503	$128,358	$5,145	4.0%	(3)
Straight-line rental revenue	(1,334)	(1,020)	(314)	30.8%		(5,158)	(3,381)	(1,777)	52.6%
Amort. of above/below market lease intangibles	(1,358)	(1,759)	401	(22.8)%		(4,264)	(5,252)	988	(18.8)%
Stabilized same property portfolio Cash NOI	$42,073	$40,081	$1,992	5.0%	(3)	$124,081	$119,725	$4,356	3.6%	(3)

Stabilized Same Property Portfolio Occupancy:

	September 30,
Occupancy:	2020	2019	Change (basis points)
Los Angeles County	98.8%	98.1%	70 bps
Orange County	99.0%	98.8%	20 bps
San Bernardino County	98.6%	97.9%	70 bps
Ventura County	94.8%	99.6%	(480) bps
San Diego County	97.3%	96.1%	120 bps
Total/Weighted Average	98.4%	98.0%	40 bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 27 of this report.
(2)See “Stabilized Same Property Portfolio Rental Income” on page 29 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursement and other income for the three and nine months ended September 30, 2020 and 2019.
(3)Rental income includes lease termination fees of $297 thousand and zero for the three months ended September 30, 2020 and 2019, respectively and $435 thousand and $2 thousand for the nine months ended September 30, 2020 and 2019, respectively. Excluding these lease termination fees, Stabilized Same Property Portfolio NOI increased by approximately 3.7% and 3.7% and Stabilized Same Property Portfolio Cash NOI increased by approximately 4.2% and 3.3% during the three and nine months ended September 30, 2020, compared to the three and nine months ended September 30, 2019, respectively.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 11

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of September 30, 2020

Description	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019
Common shares outstanding(1)	123,551,852	123,546,160	116,087,092	113,580,755	110,669,277
Operating partnership units outstanding(2)	3,903,509	3,908,476	3,917,284	2,723,773	2,421,857
Total shares and units outstanding at period end	127,455,361	127,454,636	120,004,376	116,304,528	113,091,134
Share price at end of quarter	$45.76	$41.43	$41.01	$45.67	$44.02
Common Stock and Operating Partnership Units - Capitalization	$5,832,357	$5,280,446	$4,921,379	$5,311,628	$4,978,272

Series A, B and C Cumulative Redeemable Preferred Stock(3)	$251,250	$251,250	$251,250	$251,250	$251,250
4.43937% Series 1 Cumulative Redeemable Convertible Preferred Units(4)	27,031	27,031	27,031	27,031	27,031
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	40,787	40,787	40,787	—	—
Preferred Equity	$319,068	$319,068	$319,068	$278,281	$278,281
Total Equity Market Capitalization	$6,151,425	$5,599,514	$5,240,447	$5,589,909	$5,256,553

Total Debt	$908,046	$908,250	$905,645	$860,958	$860,999
Less: Cash and cash equivalents	(243,619)	(254,373)	(112,432)	(78,857)	(197,508)
Net Debt	$664,427	$653,877	$793,213	$782,101	$663,491
Total Combined Market Capitalization (Net Debt plus Equity)	$6,815,852	$6,253,391	$6,033,660	$6,372,010	$5,920,044
Net debt to total combined market capitalization	9.7%	10.5%	13.1%	12.3%	11.2%
Net debt to Adjusted EBITDA (quarterly results annualized)(5)	2.9x	2.9x	3.6x	3.7x	3.4x
Net debt & preferred equity to Adjusted EBITDA (quarterly results annualized)(5)	4.4x	4.3x	5.0x	5.1x	4.8x
(1)Excludes the following number of shares of unvested restricted stock: 236,739 (Sep 30, 2020), 243,039 (Jun 30, 2020), 244,255 (Mar 31, 2020), 212,545 (Dec 31, 2019) and 214,995 (Sep 30, 2019).
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of Sep 30, 2020, includes 434,368 vested LTIP Units & 429,520 vested performance units & excludes 292,751 unvested LTIP Units & 687,761 unvested performance units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series A (3,600,000); 5.875% Series B (3,000,000); 5.625% Series C (3,450,000).
(4)Value based on 593,960 outstanding Series 1 preferred units at a liquidation preference of $45.50952 per unit and 906,374 outstanding Series 2 preferred units at a liquidation preference of $45.00 per unit.
(5)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 27 of this report.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 12

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of September 30, 2020
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)	Expiration Date of Effective Swaps
Secured Debt:
2601-2641 Manhattan Beach Boulevard	4/5/2023	4.080%	4.080%	$4,093
$60M Term Loan	8/1/2023(3)	LIBOR + 1.70%	1.848%	58,499
960-970 Knox Street	11/1/2023	5.000%	5.000%	2,509
7612-7642 Woodwind Drive	1/5/2024	5.240%	5.240%	3,917
11600 Los Nietos Road	5/1/2024	4.190%	4.190%	2,823
5160 Richton Street	11/15/2024	3.790%	3.790%	4,415
22895 Eastpark Drive	11/15/2024	4.330%	4.330%	2,765
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	7,100
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	4,089
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	2,336
Unsecured Debt:
$500M Revolving Credit Facility(4)	2/13/2024(5)	LIBOR +1.05%(6)	1.198%	—
$100M Term Loan Facility	2/14/2022	LIBOR +1.20%(6)	2.964%	100,000	8/14/2021
$225M Term Loan Facility	1/14/2023	LIBOR +1.20%(6)	2.574%	225,000	1/14/2022
$150M Term Loan Facility	5/22/2025	LIBOR +1.50%(6)	4.263%	150,000	11/22/2024
$100M Senior Notes	8/6/2025	4.290%	4.290%	100,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
			3.467%	$908,046

Debt Composition:
Category	Weighted Average Term Remaining (yrs)(7)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	5.0	3.58%	3.58%	$849,547	94%
Variable	2.8	LIBOR + 1.70%	1.85%	$58,499	6%
Secured	4.1		2.91%	$108,046	12%
Unsecured	4.9		3.54%	$800,000	88%
*See footnotes on the following page*

Third Quarter 2020 Supplemental Financial Reporting Package	Page 13

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule:
Year	Secured(8)	Unsecured	Total	% Total	Effective Interest Rate
2020	$—	$—	$—	—%	—%
2021	—	—	—	—%	—%
2022	—	100,000	100,000	11%	2.964%
2023	65,101	225,000	290,101	32%	2.470%
2024	13,920	—	13,920	2%	4.386%
2025	—	250,000	250,000	27%	4.274%
2026	7,100	—	7,100	1%	3.900%
2027	5,200	125,000	130,200	14%	3.929%
2028	14,389	—	14,389	2%	3.859%
2029	—	25,000	25,000	3%	3.880%
Thereafter	2,336	75,000	77,336	8%	4.063%
Total	$108,046	$800,000	$908,046	100%	3.467%

(1)Includes the effect of interest rate swaps effective as of September 30, 2020, and excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $1.4 million as of September 30, 2020.
(3)One two-year extension is available, provided that certain conditions are satisfied.
(4)The credit facility is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.15% to 0.30% depending on the ratio of our outstanding indebtedness to the value of our gross asset value, which is measured on a quarterly basis.
(5)Two additional six-month extensions are available, provided that certain conditions are satisfied.
(6)The applicable LIBOR margin ranges from 1.05% to 1.50% for the revolving credit facility, 1.20% to 1.70% for the $100M term loan facility, 1.20% to 1.70% for the $225M term loan facility and 1.50% to 2.20% for the $150M term loan facility depending on the ratio of our outstanding debt to the value of our gross asset value (measured quarterly). As a result, the effective interest rate for these loans will fluctuate from period to period.
(7)The weighted average remaining term to maturity of our consolidated debt is 4.8 years.
(8)Excludes the effect of scheduled monthly principal payments on amortizing loans.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 14

Portfolio Overview.
At September 30, 2020	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Occupancy %				In-Place ABR(2)
Market	# Properties	Stabilized Same Properties Portfolio	Non-Stabilized Same Properties Portfolio	Total Portfolio	Stabilized Same Properties Portfolio	Non-Stabilized Same Properties Portfolio	Total Portfolio	Total Portfolio Excluding Repositioning(1)	Total (in 000’s)	Per Square Foot
Central LA	12	1,309,471	702,673	2,012,144	98.6%	98.9%	98.7%	98.7%	$18,744	$9.44
Greater San Fernando Valley	43	3,114,322	1,069,101	4,183,423	97.7%	98.4%	97.9%	98.3%	44,259	$10.81
Mid-Counties	17	1,026,443	287,975	1,314,418	99.6%	97.4%	99.2%	99.2%	14,042	$10.77
San Gabriel Valley	22	1,983,109	1,473,103	3,456,212	99.7%	100.0%	99.8%	99.8%	29,602	$8.58
South Bay	38	2,827,992	1,472,950	4,300,942	99.3%	92.1%	96.8%	98.0%	45,696	$10.97
Los Angeles County	132	10,261,337	5,005,802	15,267,139	98.8%	97.0%	98.2%	98.7%	152,343	$10.16

North Orange County	11	937,451	312,417	1,249,868	98.2%	94.0%	97.2%	97.2%	12,669	$10.43
OC Airport	7	522,595	62,838	585,433	98.4%	100.0%	98.6%	98.6%	6,834	$11.84
South Orange County	4	329,458	27,960	357,418	100.0%	100.0%	100.0%	100.0%	3,634	$10.17
West Orange County	8	663,411	459,762	1,123,173	100.0%	69.4%	87.5%	98.0%	9,181	$9.35
Orange County	30	2,452,915	862,977	3,315,892	99.0%	81.5%	94.4%	98.0%	32,318	$10.32

Inland Empire East	1	51,867	—	51,867	73.7%	—%	73.7%	73.7%	263	$6.90
Inland Empire West	22	3,658,089	155,103	3,813,192	99.0%	53.8%	97.2%	97.2%	32,392	$8.74
San Bernardino County	23	3,709,956	155,103	3,865,059	98.6%	53.8%	96.8%	96.8%	32,655	$8.72

Ventura	16	1,227,954	1,175,718	2,403,672	94.8%	97.7%	96.3%	96.3%	22,972	$9.93
Ventura County	16	1,227,954	1,175,718	2,403,672	94.8%	97.7%	96.3%	96.3%	22,972	$9.93

Central San Diego	16	1,106,157	237,049	1,343,206	97.8%	90.0%	96.4%	96.4%	17,320	$13.37
North County San Diego	14	932,671	583,439	1,516,110	96.7%	95.2%	96.1%	96.1%	16,975	$11.64
San Diego County	30	2,038,828	820,488	2,859,316	97.3%	93.7%	96.3%	96.3%	34,295	$12.46
CONSOLIDATED TOTAL / WTD AVG	231	19,690,990	8,020,088	27,711,078	98.4%	94.3%	97.2%	97.9%	$274,583	$10.19
(1)Excludes space aggregating 190,891 square feet at four of our properties that were in various stages of repositioning or lease-up/pre-leased as of September 30, 2020. See pages 21-22 for additional details on these properties.
(2)See page 27 for definition and details on how these amounts are calculated.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 15

Occupancy and Leasing Trends.
(unaudited results, data represents consolidated portfolio only)

Occupancy by County:

	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Occupancy:(1)
Los Angeles County	98.2%	97.3%	97.2%	97.4%	96.4%
Orange County	94.4%	91.6%	91.2%	96.3%	92.6%
San Bernardino County	96.8%	95.6%	96.9%	97.4%	97.9%
Ventura County	96.3%	95.0%	96.8%	96.6%	92.7%
San Diego County	96.3%	90.3%	90.5%	91.4%	90.6%
Total/Weighted Average	97.2%	95.4%	95.6%	96.5%	95.1%

Consolidated Portfolio RSF	27,711,078	27,633,778	27,303,260	26,425,208	24,752,305

Leasing Activity:

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Leasing Activity (SF):(2)
New leases(2)	987,176	550,977	424,435	439,138	396,115
Renewal leases(2)	575,003	818,529	1,169,923	1,022,293	618,982
Gross leasing	1,562,179	1,369,506	1,594,358	1,461,431	1,015,097

Expiring leases	998,277	1,328,499	1,486,424	1,459,500	1,011,691
Expiring leases - placed into repositioning	—	—	198,762	—	—
Net absorption	563,902	41,007	(90,828)	1,931	3,406
Retention rate(3)	68%	67%	81%	73%	64%

Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
GAAP Rent Change	26.8%	32.3%	36.6%	42.0%	31.2%
Cash Rent Change	17.4%	18.2%	24.4%	27.1%	19.4%
(1)See page 15 for the occupancy by County of our total consolidated portfolio excluding repositioning space.
(2)Excludes month-to-month tenants.
(3)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants. In 3Q-2020 the definition for retention rate was revised and prior quarters have been restated.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 16

Leasing Statistics.
(unaudited results, data represents consolidated portfolio only)

Leasing Activity:

	# Leases Signed	SF of Leasing	Weighted Average Lease Term (Years)
Third Quarter 2020:
New	52	987,176	5.3
Renewal	49	575,003	3.5
Total/Weighted Average	101	1,562,179	4.6

Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:
	GAAP Rent				Cash Rent
Third Quarter 2020:	Current Lease	Prior Lease	Rent Change - GAAP	Weighted Avg. Abatement (Months)	Starting Cash Rent - Current Lease	Expiring Cash Rent - Prior Lease	Rent Change - Cash	Turnover Costs per SF(2)
New(1)	$11.65	$8.39	38.9%	1.0	$11.28	$8.99	25.5%	$3.01
Renewal	$10.22	$8.75	16.7%	1.0	$10.21	$9.25	10.5%	$0.65
Weighted Average	$10.88	$8.58	26.8%	1.0	$10.71	$9.13	17.4%	$1.74

Uncommenced Leases by County:
Market	Uncommenced Renewal Leases: Leased SF(3)	Uncommenced New Leases: Leased SF(3)	Percent Leased	ABR Under Uncommenced Leases (in thousands)(4)(5)	In-Place + Uncommenced ABR (in thousands)(4)(5)	In-Place + Uncommenced ABR per SF(5)
Los Angeles County	1,161,848	16,672	98.4%	$2,502	$154,845	$10.31
Orange County	289,084	—	94.4%	38	32,356	$10.33
San Bernardino County	77,445	1,920	96.9%	79	32,734	$8.74
San Diego County	127,659	10,433	96.7%	228	34,523	$12.49
Ventura County	140,601	—	96.3%	127	23,099	$9.98
Total/Weighted Average	1,796,637	29,025	97.3%	$2,974	$277,557	$10.29
(1)GAAP and cash rent statistics and turnover costs for new leases exclude 17 leases aggregating 488,884 RSF for which there was no comparable lease data. Of these 17 excluded leases, four leases for 292,657 RSF related to current year repositioning/redevelopment properties. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
(2)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for first generation leases.
(3)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of September 30, 2020.
(4)Includes $0.3 million of annualized base rent under Uncommenced New Leases and $2.7 million of incremental annualized base rent under Uncommenced Renewal Leases.
(5)See page 27 for further details on how these amounts are calculated.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 17

Leasing Statistics (Continued).
(unaudited results, data represents consolidated portfolio only)

Lease Expiration Schedule as of September 30, 2020:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	567,691	$—	$—
Current Repositioning(1)	—	174,219	—	$—
MTM Tenants	75	113,785	2,356	$20.71
2020	65	732,684	7,253	$9.90
2021	359	5,170,777	50,326	$9.73
2022	379	4,103,809	44,992	$10.96
2023	291	3,791,218	42,849	$11.30
2024	137	4,122,290	40,960	$9.94
2025	89	2,960,202	29,547	$9.98
2026	30	1,665,048	15,074	$9.05
2027	13	792,373	7,737	$9.76
2028	7	374,953	3,603	$9.61
2029	8	550,549	6,048	$10.99
Thereafter	28	2,591,480	26,812	$10.35
Total Portfolio	1,481	27,711,078	$277,557	$10.29
(1)Represents vacant space at our properties that were classified as current repositioning as of September 30, 2020. Excludes completed repositioning properties, pre-leased repositioning space, properties in lease-up and future repositioning properties. See pages 21-22 for additional details on these properties.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 18

Top Tenants and Lease Segmentation.
(unaudited results, data represents consolidated portfolio only)

Top 10 Tenants:

Tenant	Submarket	Leased Rentable SF	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF	Lease Expiration
Federal Express Corporation	North County San Diego / South Bay	527,861	2.8%	$14.23(1)	11/30/2032 (1)
Unified Natural Foods, Inc.	Central LA	695,120	2.0%	$7.76	5/8/2038
Cosmetic Laboratories of America, LLC	Greater San Fernando Valley	319,348	1.0%	$8.64	6/30/2027
Omega/Cinema Props, Inc.	Central LA	246,588	0.9%	$9.73	12/31/2029
32 Cold, LLC	Central LA	149,157	0.9%	$15.78	3/31/2026 (2)
Dendreon Pharmaceuticals, LLC	West Orange County	184,000	0.8%	$12.00	2/28/2030
Command Logistic Services	South Bay	228,903	0.8%	$9.60	9/30/2025
Universal Technical Institute of Southern California, LLC	South Bay	142,593	0.8%	$14.52	8/31/2030
Triscenic Production Services, Inc.	Greater San Fernando Valley	245,507	0.8%	$8.33	12/31/2024 (3)
Goldencorr Sheets, LLC	San Gabriel Valley	256,993	0.7%	$7.92	4/30/2025
Top 10 Total / Weighted Average		2,996,070	11.5%	$10.34
(1)Includes (i) one land lease in North Orange County expiring January 31, 2021, (ii) 30,160 RSF expiring September 30, 2027, (iii) 42,270 RSF expiring October 31, 2030, (iv) 311,995 RSF expiring February 28, 2031, and (v) 143,436 RSF expiring November 30, 2032.
(2)Includes (i) 78,280 RSF expiring September 30, 2025, and (ii) 70,877 RSF expiring March 31, 2026.
(3)Includes (i) 76,993 RSF expiring September 30, 2021, (ii) 69,219 RSF expiring March 31, 2022, (iii) 28,970 RSF expiring September 30, 2024, and (iv) 70,325 RSF expiring December 31, 2024.

Lease Segmentation by Size:

Square Feet	Number of Leases	Leased Rentable SF	Rentable Square Feet	Leased %	Leased % Excluding Repositioning	In-Place + Uncommenced ABR (in thousands)(1)	% of In-Place + Uncommenced ABR	In-Place + Uncommenced ABR per SF(1)
<4,999	715	1,549,609	1,687,394	91.8%	91.8%	$23,760	8.6%	$15.33
5,000 - 9,999	227	1,602,658	1,684,049	95.2%	95.6%	20,777	7.5%	$12.96
10,000 - 24,999	287	4,577,269	4,801,818	95.3%	96.2%	54,831	19.8%	$11.98
25,000 - 49,999	122	4,387,467	4,538,118	96.7%	97.4%	47,740	17.2%	$10.88
>50,000	130	14,852,164	14,999,699	99.0%	99.6%	130,449	46.9%	$8.78
Total / Weighted Average	1,481	26,969,167	27,711,078	97.3%	97.9%	$277,557	100.0%	$10.29
(1)See page 27 for further details on how these amounts are calculated.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 19

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Nine Months Ended September 30, 2020

				Year to Date
	Q3-2020	Q2-2020	Q1-2020	Total	SF(1)	PSF
Tenant Improvements:
New Leases‐1st Generation	$363	$108	$355	$826	796,137	$1.04
New Leases‐2nd Generation	$286	$293	$27	606	236,842	$2.56
Renewals	$63	$17	$4	84	450,871	$0.19
Total Tenant Improvements and Space Preparation	712	418	386	$1,516

Leasing Commissions & Lease Costs:
New Leases‐1st Generation	$1,381	$441	$476	$2,298	742,625	$3.09
New Leases‐2nd Generation	$1,630	$856	$723	3,209	1,433,556	$2.24
Renewals	$264	$834	$973	2,071	1,672,478	$1.24
Total Leasing Commissions & Lease Costs	3,275	2,131	2,172	$7,578

Total Recurring Capex	$1,380	$1,323	$1,575	$4,278	27,128,629	$0.16
Recurring Capex % of NOI	2.2%	2.2%	2.7%	2.3%
Recurring Capex % of Rental Revenue	2.0%	2.0%	2.4%	2.1%

Nonrecurring Capex:
Development and Repositioning(2)	$10,377	$10,062	$9,148	$29,587
Other Repositioning(3)	5,968	2,724	2,088	10,780
Other(4)	2,490	1,987	1,175	5,652
Total Nonrecurring Capex	$18,835	$14,773	$12,411	$46,019	19,510,440	$2.36

Other Capitalized Costs(5)	$2,495	$2,412	$2,123	$7,030
(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to properties that were under development or repositioning as of September 30, 2020. For details on these properties see pages 21-22.
(3)Includes capital expenditures related to other space under repositioning or renovation that are not included on pages 21-22 due to smaller space size or limited downtime for completion.
(4)Includes other nonrecurring capital expenditures including, but not limited to, costs incurred for replacements of either roof or parking lots, and ADA related construction.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on development, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the development and construction periods of repositioning or development projects.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 20

Properties and Space Under Repositioning/Development.(1)
As of September 30, 2020	(unaudited results, in thousands, except square feet)

Development
				Est. Construction Period(1)
Property (Submarket)	Projected RSF(2)		Property Leased % 9/30/20	Start	Target Completion	Estimated Stabilization Period(1)(3)	Purchase Price(1)	Projected Development Costs(1)	Projected Total Investment(1)	Cumulative Investment to Date(1)	Est. Annual Stabilized Cash NOI(1)	Estimated Stabilized Yield(1)
CURRENT DEVELOPMENT:
Avenue Paine (SF Valley)	111,024		0%	3Q-19	4Q-21	1Q-22 - 2Q-22	$5,515	$11,869	$17,384	$6,419	$1,037	6.0%
851 Lawrence Drive (Ventura)	90,856		0%	2Q-18	1Q-21	3Q-21 - 4Q-21	$6,663	$11,247	$17,910	$9,861	$1,031	5.8%
The Merge (Inland Empire West)	333,491		0%	2Q-19	4Q-20	1Q-21 - 2Q-21	$23,827	$33,018	$56,845	$46,281	$2,848	5.0%
415 Motor Avenue (SG Valley)	96,950		0%	4Q-19	3Q-21	4Q-21 - 1Q-22	$7,376	$10,097	$17,473	$7,800	$1,003	5.7%
1055 Sandhill Avenue (South Bay)	126,013		0%	2Q-20	1Q-23	TBD	$14,758	$14,068	$28,826	$14,994	$1,562	5.4%
TOTAL	758,334						$58,139	$80,299	$138,438	$85,355	$7,481

FUTURE DEVELOPMENT:
9615 Norwalk Blvd. (Mid-Counties)(4)(5)	201,808	(5)	0%	2Q-21	2Q-22	TBD	$9,642	$20,004	$29,646	$10,413	$1,925	6.5%
4416 Azusa Canyon Rd. (SG Valley)(4)	128,350		100%	1Q-21	4Q-21	1Q-22	$12,277	$12,728	$25,005	$12,408	$1,347	5.4%
TOTAL	330,158						$21,919	$32,732	$54,651	$22,821	$3,272

Repositioning
				Est. Constr. Period(1)
Property (Submarket)	Total Property RSF	RSF Under Repo/ Lease-Up	Property Leased % 9/30/20	Start	Target Completion	Estimated Stabilization Period(1)(3)	Purchase Price(1)	Projected Repo Costs(1)	Projected Total Invest.(1)	Cumulative Investment to Date(1)	Est. Annual Stabilized Cash NOI(1)	Estimated Stabilized Yield(1)
CURRENT REPOSITIONING:
727 Kingshill Place (South Bay)(6)	45,160	45,160	0%	1Q-20	4Q-20	1Q-21 - 2Q-21	$8,894	$872	$9,766	$9,043	$487	5.0%
12821 Knott Street (West OC)	166,132	120,800	0%	1Q-19	2Q-21	3Q-21 - 4Q-21	$19,768	$9,714	$29,482	$21,410	$1,647	5.6%
15650-15700 Avalon Blvd. (South Bay)	98,259	8,259	92%	3Q-20	3Q-21	3Q-21 - 4Q-21	$28,273	$4,828	$33,101	$28,302	$1,694	5.1%
	309,551	174,219
LEASE-UP / PRE-LEASED:
29003 Avenue Sherman (SF Valley)(7)	68,123	16,672	100%(7)	3Q-18	4Q-19	4Q-20	$9,531	$1,313	$10,844	$10,677	$558	5.1%

STABILIZED(1):
16121 Carmenita Road (Mid-Counties)	109,780	—	100%	1Q-19	3Q-20	--	$13,452	$3,334	$16,786	$16,567	$984	5.9%
10015 Waples Court (Central SD)	106,412	—	100%	2Q-19	3Q-20	--	$21,435	$4,439	$25,874	$25,649	$1,463	5.7%
1210 N. Red Gum Street (North OC)	64,570	—	100%	1Q-20	3Q-20	--	$7,664	$1,552	$9,216	$9,040	$640	6.9%
TOTAL	280,762	—					$42,551	$9,325	$51,876	$51,256	$3,087

FUTURE REPOSITIONING:
12133 Greenstone Ave. (Mid-Counties)	12,586	—	100%	1Q-21	4Q-21	1Q-22	$5,657	$6,765	$12,422	$5,657	$806	6.5%
*See footnotes on the following page*

Third Quarter 2020 Supplemental Financial Reporting Package	Page 21

Properties and Space Under Repositioning/Development Continued.(1)
As of September 30, 2020	(unaudited results, in thousands, except square feet)

Repositioning Space

			Estimated Construction Period(1)
Property (Submarket)	Total Property RSF	Space Under Repositioning/Lease-Up	Start	Target Completion	Estimated Stabilization Period(1)(3)	Projected Repo Costs(1)	Repositioning Costs Incurred to Date	Total Property Leased % 9/30/20	Estimated Annual Stabilized Cash NOI(1)
STABILIZED:
7110 E. Rosecrans Avenue - Unit B (South Bay)(8)	74,856	37,417	1Q-19	3Q-19	--	$1,458	$1,122	50%	$337

Stabilized Repositionings: Properties and Space
Property (Submarket)		Rentable Square Feet			Stabilized Period			Stabilized Yield
14750 Nelson (San Gabriel Valley)		201,990			1Q-19			8.0%
1998 Surveyor Avenue (Ventura)		56,306			1Q-19			5.8%
15401 Figueroa Street (South Bay)		38,584			1Q-19			7.2%
1332-1340 Rocky Pt. Dr. (North SD)		73,747			1Q-19			6.5%
1580 Carson Street (South Bay)		43,787			3Q-19			6.3%
3233 Mission Oaks Blvd. - Unit H / Unit 3233 (Ventura)		43,927 (Unit H) / 109,636 (Unit 3233)			1Q-18 / 4Q-19			9.0%(9)
2722 Fairview Street (OC Airport)(10)		116,575			4Q-2019			6.3%
2455 Conejo Spectrum St.(Ventura)		98,218			1Q-20			5.3%
635 8th Street (SF Valley)		72,250			1Q-20			5.0%
16121 Carmenita Road (Mid-Counties)		109,780			3Q-20			5.9%
10015 Waples Court (Central SD)		106,412			3Q-20			5.7%
1210 N. Red Gum Street (North OC)		64,570			3Q-20			6.9%
7110 E. Rosecrans Avenue - Unit B (South Bay)		37,417			3Q-20			n/a(11)
(1)For definitions of “Properties and Space Under Repositioning,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Development Costs,” “Projected Total Investment,” “Cumulative Investment to Date,” “Estimated Annual Stabilized Cash NOI,” “Estimated Stabilized Yield” and “Stabilization Date - Properties and Space Under Repositioning” see page 29 in the Notes and Definitions section of this report.
(2)Represents the estimated rentable square footage of the project upon completion of development.
(3)Represents the estimated quarter, as of September 30, 2020, that the project will reach stabilization. Includes time to complete construction and lease-up the project. The actual period of stabilization may vary materially from our estimates.
(4)As of September 30, 2020, these projects have existing buildings aggregating 96,872 RSF (also included in our Total Portfolio RSF) that we intend to fully or partially demolish prior to constructing new buildings. Includes the following projects: 9615 Norwalk Blvd. (26,362 RSF) and 4416 Azusa Canyon Road (70,510 RSF).
(5)9615 Norwalk is a 10.26 acre storage-yard with two occupied buildings totaling 26,362 RSF. In January 2019, we converted the tenant’s MTM land lease to a term lease with an expiration date of March 31, 2021. We will demolish the existing buildings and construct a new 201,808 RSF building upon termination of the land lease.
(6)During 1Q-20, we acquired 701-751 Kingshill Place, a six-building property. Amounts presented on page 21 represent one of the six buildings located at 727 Kingshill Place.
(7)As of September 30, 2020, 29003 Avenue Sherman is 76% occupied and 100% leased with the final lease expected to commence on November 1, 2020.
(8)As of September 30, 2020, we have completed the repositioning of a 37,417 RSF unit at 7110 Rosecrans Avenue. The amounts presented on this page represent the actual and projected construction costs and the actual and estimated stabilized cash NOI of only the space under repositioning vs. the entire property.
(9)Represents the stabilized yield for the entire 3233 Mission Oaks Boulevard property (461,717 RSF).
(10)On September 30, 2020, the property was sold to a tenant who exercised its option to purchase the property in September 2020.
(11)We are unable to provide a meaningful stabilized yield for this completed project as this was a partial repositionings of a larger property.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 22

Current Year Acquisitions and Dispositions Summary.
As of September 30, 2020	(unaudited results, data represents consolidated portfolio only)

2020 Current Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at Sep 30, 2020
3/5/2020	701-751 Kingshill Place(1)	Los Angeles	South Bay	169,069	$33.25	73%	73%
3/5/2020	2601-2641 Manhattan Beach Blvd(1)	Los Angeles	South Bay	126,726	$39.48	96%	93%
3/5/2020	2410-2420 Santa Fe Avenue(1)	Los Angeles	South Bay	112,000	$35.74	100%	100%
3/5/2020	11600 Los Nietos Road(1)	Los Angeles	Mid-Counties	103,982	$16.63	100%	100%
3/5/2020	5160 Richton Street(1)	San Bernardino	Inland Empire - West	94,976	$15.65	86%	88%
3/5/2020	2205 W. 126th Street(1)	Los Angeles	South Bay	63,532	$17.71	40%	100%
3/5/2020	11832-11954 La Cienega Blvd(1)	Los Angeles	South Bay	63,462	$19.66	93%	93%
3/5/2020	7612-7642 Woodwind Drive(1)	Orange	West Orange County	62,377	$13.78	100%	100%
3/5/2020	960-970 Knox Street(1)	Los Angeles	South Bay	39,400	$9.94	100%	87%
3/5/2020	25781 Atlantic Ocean Drive(1)	Orange	South Orange County	27,960	$5.52	100%	100%
4/1/2020	Brady Way(2)	Orange	West Orange County	—	$0.87	n/a	n/a
4/3/2020	720-720 Vernon Avenue	Los Angeles	San Gabriel Valley	71,692	$15.52	100%	100%
5/5/2020	6687 Flotilla Street	Los Angeles	Central	120,000	$21.00	100%	100%
5/28/2020	1055 Sandhill Avenue(3)	Los Angeles	South Bay	—	$14.45	n/a	n/a
6/19/2020	22895 Eastpark Drive	Orange	North Orange County	34,950	$6.84	100%	100%
6/19/2020	8745-8775 Production Avenue	San Diego	Central San Diego	46,820	$7.85	65%	65%
6/26/2020	15850 Slover Avenue	San Bernardino	Inland Empire - West	60,127	$9.96	—%	—%
7/1/2020	15650-15700 Avalon Blvd	Los Angeles	South Bay	166,088	$28.08	100%	92%
7/1/2020	11308-11350 Penrose Street	Los Angeles	Greater San Fernando Valley	151,604	$25.43	100%	100%
7/1/2020	11076-11078 Fleetwood Street	Los Angeles	Greater San Fernando Valley	26,040	$4.71	100%	100%
7/1/2020	11529-11547 Tuxford Street	Los Angeles	Greater San Fernando Valley	29,730	$5.00	100%	100%
7/17/2020	12133 Greenstone Avenue	Los Angeles	Mid-Counties	12,586	$5.48	100%	100%
Total 2020 Current Period Acquisitions:				1,583,121	$352.55

2020 Subsequent Period Acquisitions
Acquisition Date	Property Address	County	Submarket	Rentable Square Feet	Acquisition Price ($ in MM)	Occ. % at Acquisition	Occ.% at Sep 30, 2020
10/14/2020	12744 San Fernando Road	Los Angeles	Greater San Fernando Valley	140,840	$22.05	56%	n/a
Total Year-to-Date Acquisitions				1,723,961	$374.60

*See footnotes on the following page*

Third Quarter 2020 Supplemental Financial Reporting Package	Page 23

Current Year Acquisitions and Dispositions Summary (Continued).
As of September 30, 2020	(unaudited results, data represents consolidated portfolio only)

2020 Current Period Dispositions
Disposition Date	Property Address	County	Submarket	Rentable Square Feet	Sale Price ($ in MM)	Rational for Selling
8/13/2020	3927 Oceanic Drive	San Diego	North County San Diego	54,740	$10.30	Opportunistic Sale
9/18/2020	121 West 33rd Street	San Diego	South County San Diego	76,701	$13.50	Opportunistic Sale
9/30/2020	2700-2722 South Fairview	Orange	OC Airport	116,575	$20.40	Tenant Exercised Purchase Option
Total Year-to-Date Dispositions				248,016	$44.20
(1)These properties were acquired as part of ten-property portfolio acquisition for $207.4 million (including $4.2 million of purchase accounting adjustments), including assumed debt. The acquisition was completed through a combination of cash and an UPREIT transaction, whereby the seller contributed a portion of the portfolio value to the Company's operating partnership in exchange for a blend of OP Units and newly issued convertible preferred operating partnership units ("Series 2 CPOP Units"). The newly issued Series 2 CPOP Units are non-callable by the Company for five years and feature a $45.00 liquidation preference, 4.0% dividend and 0.7722% conversion premium, all of which are more fully described in the Current Report on Form 8-K filed with the SEC on March 6, 2020.
(2)Brady Way is a 1 acre parcel of land adjacent to our property located at 12821 Knott Street.
(3)1055 Sandhill Avenue consists of 158,595 RSF of vacant manufacturing buildings on 5.8 acres of land. The Company intends to demolish the existing structures and construct a new 126,013 RSF single tenant building.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 24

Guidance.
As of September 30, 2020

2020 OUTLOOK*

METRIC	Q3’20 UPDATED GUIDANCE	YTD RESULTS AS OF SEPTEMBER 30, 2020
Net Income Attributable to Common Stockholders per diluted share (1)	$0.46 - $0.48	$0.40
Company share of Core FFO per diluted share (1)(2)	$1.29 - $1.31	$0.98
Stabilized Same Property Portfolio NOI Growth (3)	3.0% - 3.5%	4.0%
Year-End Stabilized Same Property Portfolio Occupancy (3)	97.5% - 98.0%	98.4%
General and Administrative Expenses (4)	$36.5M - $37.0M	$27.8M

(1)Our Net Income and Core FFO guidance refers to the Company's in-place portfolio as of October 20, 2020, and the pending acquisition of an industrial park with four buildings (the “Industrial Park”) that is expected to close during the fourth quarter of 2020 (for additional details, refer to the Company’s Form 8-K that was filed with the SEC on October 9, 2020). Our guidance does not include any assumptions for acquisitions, dispositions or balance sheet activities that may or may not occur later during the year. The Company’s in-place portfolio as of October 20, 2020, reflects the acquisition of one additional property containing 140,840 rentable square feet that occurred subsequent to September 30, 2020.
(2)See page 30 for a reconciliation of the Company’s 2020 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)Our Stabilized Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2019 through October 20, 2020, and that were stabilized as of January 1, 2019. Therefore, our Stabilized Same Property Portfolio excludes properties that were or will be classified as repositioning (current and future) or lease-up during 2019 and 2020. For 2020, our Stabilized Same Property Portfolio consists of 159 properties aggregating 19,690,990 rentable square feet.
(4)Our general and administrative expense guidance includes estimated non-cash equity compensation expense of $12.5 million.

* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, the economy, the supply and demand of industrial real estate, failure to satisfy the closing conditions for the Industrial Park, the availability and terms of financing to potential acquirers of real estate, the impact of COVID-19 and actions taken to contain its spread on the Company, the Company’s tenants and the economy, and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 25

Net Asset Value Components.
As of September 30, 2020	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Sep 30, 2020
Total operating rental income	$83,622
Property operating expenses	(20,684)
Pro forma effect of uncommenced leases(2)	708
Pro forma effect of acquisitions(3)	5
Pro forma effect of dispositions(4)	(430)
Pro forma NOI effect of properties and space under repositioning or development(5)	4,549
Pro Forma NOI	67,770
Amortization of net below-market lease intangibles	(2,751)
Straight line rental revenue adjustment	(3,088)
Pro Forma Cash NOI	$61,931

Balance Sheet Items
Other assets and liabilities	September 30, 2020
Cash and cash equivalents	$243,619
Restricted cash	42,387
Rents and other receivables, net	5,838
Other assets	13,982
Acquisition related deposits	3,625
Accounts payable, accrued expenses and other liabilities	(45,212)
Dividends payable	(27,532)
Tenant security deposits	(27,683)
Prepaid rents	(10,970)
Estimated remaining cost to complete repositioning/development projects	(106,393)
Total other assets and liabilities	$91,661

Debt and Shares Outstanding

Total consolidated debt(6)	$908,046
Preferred stock/units - liquidation preference	$319,068

Common shares outstanding(7)	123,551,852
Operating partnership units outstanding(8)	3,903,509
Total common shares and operating partnership units outstanding	127,455,361
(1)For a definition and discussion of non-GAAP financial measures, see the notes and definitions section beginning on page 27 of this report.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of July 1, 2020.
(3)Represents the estimated incremental NOI from Q3'20 acquisitions as if they had been acquired on July 1, 2020. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired entities as of July 1, 2020.
(4)Represents the deduction of actual Q3'20 NOI for the properties that were sold during the current quarter. See page 24 for a detail of current year disposition properties.
(5)Represents the estimated incremental NOI from the properties that were classified as current or future repositioning/development or lease-up during the three months ended September 30, 2020, assuming that all repositioning/development work had been completed and all of the properties/space were fully stabilized as of July 1, 2020. See pages 21-22 for the properties included. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of July 1, 2020.
(6)Excludes unamortized loan discount and debt issuance costs totaling $1.4 million.
(7)Represents outstanding shares of common stock of the Company, which excludes 236,739 shares of unvested restricted stock.
(8)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 434,368 vested LTIP Units and 429,520 vested performance units and excludes 292,751 unvested LTIP Units and 687,761 unvested performance units.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 26

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/redevelopment of certain of our properties, (v) 2nd generation tenant improvements and leasing commissions and (vi) gain (loss) on extinguishment of debt. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of September 30, 2020, multiplied by 12. Includes leases that have commenced as of September 30, 2020 or leases where tenant has taken early possession of space as of September 30, 2020. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of September 30, 2020.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to September 30, 2020, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of September 30, 2020, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of September 30, 2020.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but have not yet commenced as of September 30, 2020.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that have been signed but have not yet commenced as of September 30, 2020.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for improvement to the appearance of such property or any other major upgrade or renovation of such property, and further includes capital expenditures for seismic upgrades, and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) improvements to the appearance of such property or any other major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) fair value lease revenue and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO, as defined below, to exclude the impact of certain items that we do not consider reflective of our core revenue or expense streams. For the periods presented, Core FFO adjustments consisted of acquisition expenses. Management believes that Core FFO is a useful supplemental measure as it provides a more meaningful and consistent comparison of operating performance and allows investors to more easily compare the Company's operating results. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Third Quarter 2020 Supplemental Financial Reporting Package	Page 27

Notes and Definitions.

Debt Covenants ($ in thousands)

		September 30, 2020
	Current Period Covenant	Credit Facility, $225M Term Loan and $150M Term Loan	Senior Notes ($100M, $125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	20.1%	21.3%
Maximum Secured Leverage Ratio	less than 45%	2.3%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	2.5%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$2,522,243	$3,413,111	N/A
Minimum Tangible Net Worth	$2,433,653	N/A	$3,413,111
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	4.5 to 1.00	4.5 to 1.00
Unencumbered Leverage Ratio	less than 60%	20.7%	22.1%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	8.13 to 1.00	8.13 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement.
EBITDAre and Adjusted EBITDA: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses and (iv) the pro-forma effects of acquisitions and dispositions. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDA should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDA should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDA differently than we do; accordingly, our EBITDAre and Adjusted EBITDA may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDA. EBITDAre and Adjusted EBITDA should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.

Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Sep 30, 2020		Jun 30, 2020		Mar 31, 2020		Dec 31, 2019		Sep 30, 2019
EBITDAre	$53,638		$52,080		$50,244		$48,031		$44,334
Amortization of above/below market lease intangibles	(2,751)		(2,669)		(2,402)		(2,191)		(2,065)
Non-cash stock compensation	3,101		3,709		3,570		2,800		2,668
Straight line rental revenue adj.	(3,088)		(6,212)		(1,672)		(2,200)		(2,080)
Capitalized payments	(1,279)		(1,294)		(1,185)		(984)		(1,064)
Recurring capital expenditures	(1,380)		(1,323)		(1,575)		(1,383)		(1,851)
2nd gen. tenant improvements & leasing commissions	(2,243)		(2,000)		(1,727)		(1,754)		(1,211)
Cash flow for fixed charge coverage calculation	45,998		42,291		45,253		42,319		38,731
Cash interest expense calculation detail:
Interest expense	7,299		7,428		7,449		7,364		6,785
Capitalized interest	1,163		1,061		882		867		1,311
Note payable premium amort.	66		59		16		(2)		(1)
Amort. of deferred financing costs	(373)		(381)		(343)		(347)		(347)
Cash interest expense	8,155		8,167		8,004		7,882		7,748
Scheduled principal payments	205		175		50		40		40
Preferred stock/unit dividends	4,344		4,344		4,059		3,936		2,872
Fixed charges	$12,704		$12,686		$12,113		$11,858		$10,660
Fixed Charge Coverage Ratio	3.6	x	3.3	x	3.7	x	3.6	x	3.6	x
Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment losses, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’

Third Quarter 2020 Supplemental Financial Reporting Package	Page 28

Notes and Definitions.

FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental income, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, gains (or losses) on sale of real estate and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Stabilized Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning/lease-up properties as of the end of the reporting period, assuming that all repositioning work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Development:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. We define a significant amount of space at a property as the lower of (i) 40,000 square feet of space or (ii) 50% of a property’s square footage. Typically, we would include properties or space where the repositioning and lease-up time frame is estimated to be greater than six months. A repositioning is considered complete once the investment is fully or nearly fully deployed and the property is marketable for leasing. We look to update this definition on an annual basis based on the growth and size of the Company’s consolidated portfolio.
•Estimated Construction Period: The Start of the Estimated Construction Period is the period we start activities to get a property ready for its intended use, which includes pre-construction activities, including entitlements, permitting, design, site work, and other necessary activities preceding construction. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Projected Repositioning/Development Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/development project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter.
•Projected Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Development Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.
•Estimated Annual Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.
•Estimated Stabilized Yield: Calculated by dividing each project’s Estimated Annual Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning: We consider a repositioning/development property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/development construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Rental revenue	$70,153	$67,349	$65,255	$62,137	$56,442
Tenant reimbursements	13,247	12,433	11,993	11,381	10,193
Other income	222	(12)	242	497	385
Rental income	$83,622	$79,770	$77,490	$74,015	$67,020

Third Quarter 2020 Supplemental Financial Reporting Package	Page 29

Notes and Definitions.

Rent Change - Cash: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Rent Change - GAAP: Compares GAAP rent, which straightlines rental rate increases and abatements, on new/renewal leases to GAAP rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/redeveloped space, (iii) space that has been vacant for over one year or (iv) lease terms shorter than six months.
Stabilized Same Property Portfolio (“SSPP”): Our 2020 SSPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from Jan 1, 2019 through Sep 30, 2020, and that had reached stabilization prior to January 1, 2019. Therefore, our 2020 SSPP excludes any properties that were acquired or sold during the period from Jan 1, 2019 through Sep 30, 2020, and properties acquired prior to January 1, 2019, that were classified as current or future repositioning, development or lease-up during 2019 and 2020 (listed below).

1210 N. Red Gum Street	16121 Carmenita Road	3233 Mission Oaks Boulevard
1332-1340 Rocky Point Drive	1998 Surveyor Avenue	7110 E. Rosecrans Avenue
14748-14750 Nelson Avenue	2700-2722 Fairview Street	851 Lawrence Drive
15401 Figueroa Street	28903 Avenue Paine
1580 Carson Street	29003 Avenue Sherman
Stabilized Same Property Portfolio Rental Income: See below for a breakdown of 2020 & 2019 rental income for our SSPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the our performance.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Rental revenue	$49,768	$47,392	$2,376	5.0%	$147,586	$140,788	$6,798	4.8%
Tenant reimb.	8,899	8,321	578	6.9%	25,750	25,230	520	2.1%
Other income	217	351	(134)	(38.2)%	392	837	(445)	(53.2)%
Rental income	$58,884	$56,064	$2,820	5.0%	$173,728	$166,855	$6,873	4.1%
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2020 Estimate
	Low	High
Net income attributable to common stockholders	$0.46	$0.48
Company share of depreciation and amortization	$0.94	$0.94
Company share of gains on sale of real estate	$(0.11)	$(0.11)
Company share of Core FFO	$1.29	$1.31
Reconciliation of Net Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019
Net Income	$31,197	$16,271	$15,272	$24,382	$12,948
Add:
General and administrative	9,464	8,972	9,317	8,215	7,440
Depreciation & amortization	28,811	28,381	27,523	26,877	25,496
Acquisition expenses	70	14	5	(3)	122
Interest expense	7,299	7,428	7,449	7,364	6,785
Subtract:
Management, leasing, and development services	118	114	93	105	90
Interest income	116	66	97	279	951
Gains on sale of real estate	13,669	—	—	10,592	895
NOI	$62,938	$60,886	$59,376	$55,859	$50,855
S/L rental revenue adj.	(3,088)	(6,212)	(1,672)	(2,200)	(2,080)
Amortization of above/below market lease intangibles	(2,751)	(2,669)	(2,402)	(2,191)	(2,065)
Cash NOI	$57,099	$52,005	$55,302	$51,468	$46,710

Reconciliation of Net Income to Total Portfolio NOI, Stabilized Same Property Portfolio NOI and Stabilized Same Property Portfolio Cash NOI:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income	$31,197	$12,948	$62,740	$39,619
Add:
General and administrative	9,464	7,440	27,753	22,085
Depreciation and amortization	28,811	25,496	84,715	72,014
Acquisition expenses	70	122	89	174
Interest expense	7,299	6,785	22,176	19,511
Deduct:
Management, leasing and development services	118	90	325	301
Interest income	116	951	279	2,276
Gains on sale of real estate	13,669	895	13,669	5,705
NOI	$62,938	$50,855	$183,200	$145,121
Non-Stabilized Same Prop. Portfolio rental income	(24,738)	(10,956)	(67,154)	(23,382)
Non-Stabilized Same Prop. Portfolio property exp.	6,565	2,961	17,457	6,619
Stabilized Same Property Portfolio NOI	$44,765	$42,860	$133,503	$128,358
Straight line rental revenue adjustment	(1,334)	(1,020)	(5,158)	(3,381)
Amort. of above/below market lease intangibles	(1,358)	(1,759)	(4,264)	(5,252)
Stabilized Same Property Portfolio Cash NOI	$42,073	$40,081	$124,081	$119,725

Third Quarter 2020 Supplemental Financial Reporting Package	Page 30